SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


					SCHERING AKTIENGESELLSCHAFT


				By: /s/ Dr. Christof Ehrhart
				Name:	Dr. Christof Ehrhart
				Title: 	Head Corporate Communication
					Schering AG

				By: /s/ Oliver Renner
				Name:	Oliver Renner
				Title: 	Head Corporate Business Communication
					Schering AG


	Date: November 30th, 2005





 [Note: This page is attached as the last page at the end of the Form 6-K, after the document.]